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                                                                     Exhibit 3.5

                           AMENDED AND RESTATED BYLAWS
                                       OF
                            IMARX THERAPEUTICS, INC.

              [TO BE EFFECTIVE UPON EFFECTIVENESS OF THE OFFERING]

                                    ARTICLE I
                                     OFFICES

     Section 1. Registered Office. The registered office of ImaRx Therapeutics, Inc. (the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. Other Offices. The Corporation may also have offices at such other places both within and outside of the State of Delaware as the board of directors of the Corporation (the "Board of Directors") may from time to time determine.

                                   ARTICLE II
                                  STOCKHOLDERS

     Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or outside of the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meetings. The annual meeting of the stockholders of the Corporation (the "Annual Meeting") shall be held on such date and at such time and place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect Directors in accordance with Section 1 of Article III of these Bylaws, and transact such other business as may properly be brought before the meeting.

     Section 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, as the same may be amended from time to time, special meetings of stockholders (each, a "Special Meeting") may be called only by the Chairman of the Board, if there is one, the President, the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or by one or more stockholders holding not less that twenty-five percent (25%) of all the shares entitled to be cast on any issue proposed to be considered at that meeting.

     Section 4. Notice of Meetings. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days before the date of the meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days before the date of the

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meeting to each stockholder entitled to vote at such meeting. Business transacted at all Special Meetings shall be confined to the purpose or purposes for which the meeting was called.

     Section 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, as the same may be amended from time to time, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of such meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

     Section 6. Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, (i) any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat, and (ii) each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     Section 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

     Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.


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     Section 9. Election Inspectors. Prior to any meeting of the stockholders, the Board of Directors shall appoint one (1) or more inspectors who shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable time period a record of the disposition of any challenges made to any determination by the inspectors; certify the determination of the number of shares represented at the meeting, and the count of all votes and ballots; and perform such other duties and actions as may be requested by the Board of Directors or required by law. No such election inspector need be a stockholder of the Corporation.

     Section 10. Organization and Conduct of Meetings. In order for a stockholder properly to bring any item of business before an annual meeting of stockholders (whether or not the stockholder proponent desires that the proposal be included in the proxy statement and form of proxy for a stockholders' meeting), such stockholder must give timely notice thereof in proper written form to the secretary of the corporation (the "Secretary"). This Section 10 shall constitute an "advance notice provision" for purposes of Rule 14a-4(c)(l), promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time.

          (a) Timely Notice. To be timely, a stockholder's notice to the Secretary must be delivered to the principal executive offices of the corporation not less than one hundred twenty (120) days prior to the anniversary of the date of the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after the date of the immediately preceding annual meeting of stockholders, notice by the stockholder must be received no later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

          (b) Proper Form. To be in proper form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such proposing stockholder;
(iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such stockholder; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; (v) any other information that is required to be provided by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder in his capacity as a proponent of a stockholder proposal; and (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, the stockholder must provide notice as required by the rules and regulations under the Exchange Act. Notwithstanding anything else in the bylaws to the contrary, no stockholder business shall be conducted at any annual meeting except in


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accordance with the procedures set forth in this Section 10. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly bought before the meeting and in accordance with the provisions of this subsection 10(b), and, if the chairman of the meeting should so determine, the chairman of the meeting shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

          (c) Nominations for Directors. Nominations of candidates for election as directors at an annual meeting of stockholders may only be made (i) by, or at the direction of, the Board of Directors or (ii) by any stockholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 10.

          (d) Director Nomination Procedures. A stockholder intending to nominate one or more persons for election as a director at an annual meeting must comply with the notice provisions set forth in Section 10(a) and Section 10(b) hereof (as such provisions may be amended from time to time) for such nomination or nominations to be properly brought before such meeting. In addition, for a nomination to be made properly by a stockholder, the notice to the Secretary must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person being nominated, (B) the principal occupation or employment of the person being nominated, (C) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the person being nominated, and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice, any information (in addition to the information required pursuant to Section 10(a) and Section 10(b) hereof) relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

          (e) Board of Directors or Committee Review of Director Nominees. The Board of Directors, or a designated committee thereof, may reject any stockholder's nomination of one or more candidates for election as directors if the nomination is not made pursuant to a stockholder's notice timely given in accordance with the terms of Section 10(a). If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the requirements of Section 10(d) in any material respect, the Secretary of the corporation shall notify the stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of Section 10(d) in any material respect, then the Board of Directors or such committee may reject the stockholder's notice.


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                                   ARTICLE III
                                    DIRECTORS

     Section 1. Number of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. A director shall hold office until the next Annual Meeting and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors of the Corporation may be removed with or without cause by the affirmative vote of a majority of the votes entitled to be cast by the holders of all the then-issued and outstanding shares of capital stock of the Corporation.

     Section 2. Election of Directors; Nominations. Nominations of candidates for election as directors at an Annual Meeting may only be made (i) by, or at the direction of, the Board of Directors or (ii) by any stockholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in Section 10.

     Section 3. Vacancies. Any vacancy on the Board of Directors may be filled by a majority of the Board of Directors then in office, although less than a quorum is present, or by a sole remaining director.

     Section 4. Duties and Powers. The business of the Corporation shall be managed by under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws, as the same may be amended from time to time, directed or required to be exercised or done by the stockholders.

     Section 5. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either outside of or within the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there is one, the President or any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, electronic transmission, facsimile or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

     Section 6. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.


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     Section 7. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 8. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 of this Article III shall constitute presence in person at such meeting.

     Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. The Board shall have the power at any time to change the members of any such committee, to fill vacancies and to discharge any such committee.

     Section 10. Compensation. Directors shall be reimbursed by the Corporation for their reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors meetings, and shall receive such other compensation as determined by the Board of Directors or a committee thereof from time to time by majority vote.

     Section 11. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or


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transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall, at a minimum, include a President and a Secretary. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director), a Treasurer, an Executive Vice President and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws, as the same may be amended from to time. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

     Section 2. Election and Compensation. The Board of Directors, at its first meeting held after each Annual Meeting, shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries and any bonuses or other compensation of all officers of the Corporation shall be fixed by the Board of Directors or a committee thereof. No officer shall be prevented from receiving a salary by reason of the fact that such officer is also a director of the Corporation.

     Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

     Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there is one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the


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Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation that may be authorized by the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

     Section 5. President. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors, the Chairman of the Board of Directors, or the President. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws, the Chairman of the Board of Directors or by the Board of Directors.

     Section 6. Vice Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President of the Vice Presidents if there are more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there is no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there is no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there is one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.


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     Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or, from time to time, when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 9. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there is any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the President, any Vice President, if there are any appointed, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

     Section 10. Assistant Treasurers. Assistant Treasurers, if there are any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the President, any Vice President, if there are any appointed, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                    ARTICLE V
                                      STOCK

     Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation
(i) by the Chairman of the Board


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of Directors, or the President or any Vice President and (ii) by the Secretary
or Assistant Secretary, or Treasurer or Assistant Treasurer, of the Corporation, certifying the number of shares owned by him in the Corporation.

     Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3. Lost Certificates. The President or Secretary may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

     Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


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

                                   ARTICLE VI
                                     NOTICES

     Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by electronic transmission, facsimile, telegram, telex or cable.

     Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII
                               GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, as the same may be amended from time to time, if any, may be declared by a decision of a majority of the entire Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors, in its absolute discretion, may modify or abolish any such reserve.

     Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 5. Gender. All words used in any gender in these Bylaws shall extend to and include all genders.


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

                                  ARTICLE VIII
                                 INDEMNIFICATION

     Scope. The Corporation agrees to hold harmless and indemnify a director, officer, or both, of the Corporation and/or one or more of its subsidiaries against any and all losses, claims, damages, costs, expenses and liabilities incurred in connection with investigating, defending, being a witness in, participating in or otherwise being involved in (including on appeal), or preparing to defend, be a witness in, participate in or otherwise be involved in (including on appeal), such proceeding, including but not limited to attorneys' fees, judgments, fines, penalties, ERISA excise taxes, amounts paid in settlement, any federal, state, local or foreign taxes imposed as a result of the proceeding, including all interest, assessments or charges paid or payable in connection with or in respect of such damages to the full extent authorized or permitted by law, except that a director, officer, or both, of the Corporation and/or one or more of its subsidiaries shall have no right to indemnification on account of: (i) acts or omissions that have been finally adjudged (by a court having proper jurisdiction, and after all rights of appeal have been exhausted or lapsed) to be not in good faith or which involve intentional misconduct or a knowing violation of law; (ii) any breach of the director's duty of loyalty to the Corporation or its stockholders; (iii) any liability under Section 174 of the Statute; (iv) any transaction with respect to which it has been finally adjudged that such director, officer, or both, of the Corporation and/or one or more of its subsidiaries personally received an improper personal benefit; or (v) any suit in which it is finally adjudged that such director, officer, or both, of the Corporation and/or one or more of its subsidiaries is liable for an accounting of profits made from the purchase or sale of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto.

                                   ARTICLE IX
                                  MISCELLANEOUS

     Amendment of Bylaws. Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. Except as otherwise provided in the Certificate of Incorporation, all such amendments must be approved by a majority of the entire Board of Directors then in office.


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